EXHIBIT 10.48
AMENDMENT AND WAIVER
     THIS AMENDMENT AND WAIVER, dated as of October 28, 2005 (this “Amendment and Waiver”), is made by and among                      (the “Option Holder”), AT Holdings Corporation, a Delaware corporation (the “Company”), Argo-Tech Corporation, a Delaware corporation (“Argo-Tech”), and V.G.A.T. Investors, LLC, a Delaware limited liability company (“Parent”).
W I T N E S S E T H
     WHEREAS, pursuant to that certain AT Holdings Corporation Nonqualified Stock Option Agreement, dated as of                      (the “Option Agreement”), by and among the Company, Argo-Tech and the Option Holder, the Option Holder is the holder of options to purchase an aggregate of                     shares of common stock of the Company (the “Options”);
     WHEREAS, as part of the transactions contemplated by that certain Merger Agreement (the “Merger Agreement”), dated September 13, 2005, by and among the Company, Argo-Tech, The Argo-Tech Corporation Employee Stock Ownership Plan (the “ESOP”), acting therein through GreatBanc Trust Company in its capacity as trustee of the ESOP, Parent, and Vaughn Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent, as amended, the Merger Agreement provides that the Option Holder will (i) retain 400 Options that were issued under the Option Agreement (the “Rollover Securities”), (ii) amend the Option Agreement to provide that such Rollover Securities will become options to purchase Class A Units of Parent as set forth herein and (iii) waive his right to receive any amounts that would otherwise be payable pursuant to the Merger Agreement with respect to such Rollover Securities, and as the result, such Rollover Securities will not be cancelled as otherwise contemplated by the terms of the Merger Agreement and no amounts will be paid to the Option Holder in respect thereof pursuant to the Merger Agreement;
     WHEREAS, pursuant to Section 11 of the Option Agreement, the board of directors of the Company may make adjustments in the securities covered by outstanding options to reflect the occurrence of certain transactions with respect to the stock of the Company and, pursuant to Section 13 of the Option Agreement, the Option Agreement may be amended with the consent of the Option Holder;
     WHEREAS, the parties hereto intend that this Amendment and Waiver shall not constitute a modification of the Rollover Securities for purposes of Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder (the “Code”), and this Amendment and Waiver shall be construed accordingly; and
     WHEREAS, the Option Holder is willing to amend the Option Agreement and provide all such waivers with respect to such Rollover Securities as are required under the Merger Agreement in connection with the transactions contemplated thereby, upon the terms and subject to the conditions set forth below.

     NOW, THEREFORE, in consideration of the respective covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.	Waiver of Right to Receive Merger Consideration. The Option Holder hereby consents to the Company’s execution and delivery of the Merger Agreement and the consummation of the transactions contemplated thereby, including the treatment of Rollover Securities, and waives all of his rights to receive any amounts that would otherwise be payable pursuant thereto with respect to the Rollover Securities held by the Option Holder.

2.	Amendment to Option Agreement. The Option Holder hereby consents, in accordance with Section 11 and Section 13 of the Option Agreement, to the following amendments of the Option Agreement:
(a)	The title and preamble of the Option Agreement are hereby deleted in their entirety and replaced with the following:
“V.G.A.T. Investors, LLC
Nonqualified Unit Option Agreement
     This AGREEMENT (the “Agreement”) is made by and between V.G.A.T. INVESTORS, LLC, a Delaware limited liability company (the “Company”), AT HOLDINGS CORPORATION, a Delaware corporation (“ATH”), ARGO-TECH CORPORATION, a Delaware corporation (“Argo-Tech”), and the individual listed on the signature page of this Agreement (the “Optionee”). Capitalized terms have the meaning set forth in Section 7 of this Agreement.”
(b)	Section 1 of the Option Agreement is hereby deleted in its entirety and replaced with the following:

“1. Grant of Option. The Company hereby assumes, effective as of October 28, 2005, an option (the “Option”) to purchase the number of Class A Units listed on the signature page of this Agreement (the “Optioned Units”). Prior to the assumption thereof by the Company, the Option consisted of an option to acquire from ATH a number of shares of common stock of ATH (the “Optioned Shares”) equal to the number of Optioned Units now subject to the Option. The price at which each of the Optioned Units may be purchased pursuant to this Option shall be listed on the signature page of this Agreement (the “Option Price”), subject to adjustment as hereinafter provided, and shall be equal to the Option Price for an Option Share prior to the assumption of the Option by the Company. The Option is intended to be a “nonqualified stock option” and shall not be treated as an “incentive stock option” within the meaning of that term under Section 422 of the Internal Revenue Code of 1986, as amended, or any successor provision thereto.”

(c)	The words “ten (10) years from the Date of Grant” in Section 2 are hereby deleted and replaced with the words “ .”

(d)	Section 3(a) of the Option Agreement is hereby deleted in its entirety and replaced with the following:

“The Option is immediately exercisable with respect to all Optioned Units. Upon exercise of the Option with respect to one or more Optioned Units, (i) the Company shall cause ATH to transfer to Argo-Tech a number of shares of common stock of ATH equal to the number of Optioned Units, (ii) the Company shall cause Argo-Tech to transfer the shares of ATH common stock to the Optionee in exchange for payment by the Optionee to Argo-Tech of the Option Price and (iii) the Optionee shall contribute shares of ATH common stock to the Company in exchange for the Optioned Units acquired upon the exercise of the Option.

(e)	The words “the Company” in the third sentence of Section 5(a) of the Option Agreement are hereby deleted and replaced with the words “an Issuer.”

(f)	Section 5(b) of the Option Agreement is hereby deleted in its entirety and replaced with the following:

“(b) The Optionee may also tender the Option Price by (i) the actual or constructive transfer to the Company of outstanding Class A Units (or such other Company securities as the Company’s chief accounting officer, upon consultation with the Company’s independent accountants, determines the acceptance of which by the Company will not adversely affect the Company’s tax or accounting position) with a Fair Market Value on the date of exercise equal to the aggregate exercise price payable with respect to the Options so exercised (and the number of shares of ATH common stock issued under Section 3(a) shall be adjusted to reflect the net exercise), (ii) if authorized by the Board or the Compensation Committee at the time of exercise, delivery of a full recourse promissory note or notes of the Optionee payable on the earlier of the closing of an Initial Public Offering or an agreed period of time not to exceed five years and with such other terms as the Board or the Compensation Committee may determine from time to time, (iii) by authorizing the Company to withhold from issuance a number of Class A Units (and ATH and Argo-Tech to withhold a correlative number of shares of ATH common stock) issuable upon exercise of the Options which, when multiplied by the Fair Market Value of a Class A Unit on the date of exercise, is equal to the aggregate exercise price payable with respect to the Options so exercised or (iv) by any combination of the foregoing methods of payment.”

(g)	Section 5(d) of the Option Agreement is hereby deleted in its entirety.

(h)	Section 6(e) is hereby deleted in its entirety and replaced with the words “September 11, 2011.”

(i)	Section 7 of the Option Agreement is hereby deleted in its entirety and replaced with the following:

“7.	Definitions.
“Common Stock” means the common stock of any Subsidiary of the Company or of an Issuer, and any other class or series of authorized capital stock of such Subsidiary or Issuer which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of such Subsidiary or Issuer.
“Fair Market Value” of a Class A Unit of the Company or Common Stock of an Issuer means, as of the date in question, (i) following an Initial Public Offering, the officially-quoted closing selling price of the stock (or if no selling price is quoted, the bid price) on the principal securities exchange or market on which any security in respect of the Common Stock of an Issuer is then listed for trading (including, for this purpose, the New York Stock Exchange or the Nasdaq National Market) (the “Market”) for the applicable trading day and (ii) prior to an Initial Public Offering or following an Initial Public Offering, if the Common Stock of an Issuer is not then listed or quoted in the Market, the Fair Market Value shall be the fair value of the Class A Units or Common Stock, as applicable, determined in good faith by the Board using any reasonable method; provided, however, that when securities received upon exercise of an option are immediately sold in the open market, the net sale price received may be used to determine the Fair Market Value of any shares used to pay the exercise price or applicable withholding taxes and to compute the withholding taxes.
“Issuer” means the Company, any direct or indirect Subsidiary of the Company or any successor to the Company, any of the capital stock of which the Company distributes to the holders of Units or that is received by the holders of Units in connection with a transaction contemplated by Section 4.2 of the Company’s Amended and Restated Limited Liability Company Agreement, dated as of October 28, 2005, as may be amended from time to time.
“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity. For purposes hereof, references to a “Subsidiary” of any Person shall be given effect only at such times that such Person has one or more Subsidiaries and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.”
(j)	Section 10(b) of the Option Agreement is hereby deleted in its entirety;

(k)	The words “the Plan” in the penultimate sentence of Section 11 of the Option Agreement is hereby deleted and replaced with the words “this Agreement.” The last sentence of Section 11 is hereby deleted in its entirety and replaced with the following:

“In the event of a Company Sale (as defined in that certain Securityholders Agreement, dated as of October 28, 2005, between the Company and its members, as may be amended from time to time), the Board shall have the right to terminate the Option and provide in substitution to the Optionee payment in an amount equal to the Fair Market Value of a Class A Unit on the date of exercise less the aggregate exercise price payable with respect to the options so exercised.”

(l)	Section 13 of the Option Agreement is hereby deleted in its entirety and replaced with the following:

This Agreement may be amended from time to time by the Compensation Committee in its discretion in any manner that it deems appropriate; provided that no such amendment shall adversely affect in a material manner any of the Optionee’s rights hereunder without the Optionee’s written consent.

(m)	Section 15 of the Option Agreement is hereby deleted in its entirety.

(n)	The words “Number of Optioned Shares: ” on the signature page of the Option Agreement are hereby deleted and replaced with the words “Number of Class A Units: .”
Except as expressly set forth in this Amendment and Waiver, all other terms of the Option Agreement shall remain in full force and effect.
3.	No Modification. Each of the parties hereto agrees that this Amendment and Waiver is not intended to be a modification for purposes of Section 409A of the Code and shall construe the terms herein accordingly.

4.	Binding Nature and Benefit. This Amendment and Waiver shall be binding upon and inure to the benefit of each party hereto and their respective successors and assigns.

5.	Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute on and the same document.

6.	Facsimile Signature. A facsimile signature of this Agreement has the same effect as an original signature.

7.	GOVERNING LAW. THIS AMENDMENT AND WAIVER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8.	Arbitration.
     (a) Any dispute with regard to this Agreement that is not resolved by mutual agreement, other than as provided in Section 8(b), shall be resolved by binding arbitration before the American Arbitration Association (“AAA”) in New York City pursuant to the rules of AAA. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. §§1-16 and shall be conducted in accordance with the rules and procedures of AAA. Any judgment upon the reward rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator’s decision shall set forth a reasoned basis for any award of damages or findings of liability. The arbitrator shall not have the power to award damages in excess of actual compensatory damages and shall not multiply actual damages or award punitive damages, and each party hereby irrevocable waives any claim to such damages. The costs of AAA and the arbitrator shall be borne by the Company. Each party shall bear its own costs (including, without limitation, legal fees and fees of any experts) and out-of-pocket expenses.
     (b) The parties hereby agree and stipulate that in the event of any breach or violation or violation of this Agreement by any other party hereto, either threatened or actual, the non-breaching parties’ rights shall include, in addition to any and all other rights available to any such non-breaching party at law or in equity, the right to seek and obtain any and all injunctive relief or restraining orders available to it in courts of proper jurisdiction, so as to prohibit, bar, and restrain any and all such breaches or violations by any other party hereto. Each of the parties hereto further agrees that no bond need be filed in connection with any request by any other party hereto for a temporary restraining order or for temporary or preliminary injunctive relief.
9.	WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.

     IN WITNESS WHEREOF, the parties hereto has caused this Amendment and Waiver to be executed and delivered as of the day and year first above written.

AT HOLDINGS CORPORATION
By:
Name:
Title:

ARGO-TECH CORPORATION
By:
Name:
Title:

V.G.A.T. INVESTORS, LLC
By:
Name:
Title:

[Option Holder]